Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@hcg.com

INVESTOR CONTACT
John D. Kelly
investor@hcg.com
Huron Announces Fourth Quarter 2025 Financial Results and Provides 2026 Guidance
FOURTH QUARTER 2025 FINANCIAL HIGHLIGHTS
•Revenues before reimbursable expenses increased $43.9 million, or 11.3%, to $432.3 million in Q4 2025 from $388.4 million in Q4 2024.
•Net income was $30.7 million in Q4 2025, compared to $34.0 million in Q4 2024. Results for Q4 2025 include $2.2 million of contingent consideration remeasurement charges, net of tax. Results for Q4 2024 include a $2.4 million gain, net of tax, recognized upon the company's divestiture of the Studer Education business in the period.
•Adjusted EBITDA(7), a non-GAAP measure, increased $11.2 million, or 19.7%, to $68.0 million in Q4 2025 from $56.8 million in Q4 2024.
•Diluted earnings per share was $1.72 in Q4 2025, compared to $1.84 in Q4 2024. Results for Q4 2025 include the contingent consideration remeasurement charges, which had an unfavorable $0.13 impact on diluted earnings per share for the period. Results for Q4 2024 include the gain recognized upon the company's divestiture of the Studer Education business, which had a favorable $0.13 impact on diluted earnings per share for the period.
•Adjusted diluted earnings per share(7), a non-GAAP measure, increased $0.27, or 14.2%, to $2.17 in Q4 2025 from $1.90 in Q4 2024.
FULL YEAR 2025 FINANCIAL HIGHLIGHTS
•Revenues before reimbursable expenses increased $176.8 million, or 11.9%, to a record $1.66 billion for 2025 from $1.49 billion for 2024.
•Net income was $105.0 million for 2025, compared to $116.6 million for 2024. Results for 2025 include $7.7 million of non-cash impairment charges, net of tax, related to the company's convertible debt investment in a third-party. Results for 2024 include an $11.1 million litigation settlement gain, net of tax, related to a completed legal matter in which Huron was the plaintiff.
•Adjusted EBITDA(7), a non-GAAP measure, increased $36.3 million, or 18.1%, to $237.5 million for 2025 from $201.2 million for 2024.
•Diluted earnings per share was $5.84 for 2025, compared to $6.27 for 2024. Results for 2025 include the non-cash impairment charges related to the company's convertible debt investment in a third-party, which had an unfavorable $0.43 impact on diluted earnings per share for 2025. Results for 2024 include the litigation settlement gain related to a completed legal matter in which Huron was the plaintiff, which had a favorable $0.60 impact on diluted earnings per share for 2024.
•Adjusted diluted earnings per share(7), a non-GAAP measure, increased $1.36, or 21.0%, to $7.83 for 2025 from $6.47 for 2024.

•Huron returned $166.2 million to shareholders by repurchasing 1.2 million shares of the company's common stock in 2025, representing 6.6% of the company's common stock outstanding as of December 31, 2024.
2026 GUIDANCE AND OTHER HIGHLIGHTS
•Huron provides full year 2026 guidance, including revenue expectations in a range of $1.78 billion to $1.86 billion.
•Huron posted supplemental materials to the investor relations section of its website which provide additional detail and context around the company's full year 2026 guidance, inclusive of the impact of advancing technology, such as artificial intelligence (AI).
•On February 19, 2026, Huron's board of directors authorized an increase to the company's share repurchase program from $700 million to $900 million.
•Huron released its 2025 Corporate Social Responsibility Report, which reiterates the company's commitment to shaping a more sustainable future.
CHICAGO - Feb 24, 2026 - Global professional services firm Huron (Nasdaq: HURN) today announced financial results for the quarter ended December 31, 2025.
“We finished 2025 with strong fourth-quarter results. Revenues before reimbursable expenses (RBR) grew 11% in the fourth quarter of 2025, driven by record RBR in the healthcare and commercial segments. We also continued our trajectory of margin expansion in the quarter,” said Mark Hussey, chief executive officer and president of Huron. “Full year RBR grew 12% over 2024, resulting in record RBR and a fifth consecutive year of growth. We are pleased with our continued margin and earnings per share expansion in 2025, including achieving adjusted diluted earnings per share growth of 21% over 2024. Our market-tested strategy, balanced portfolio of offerings, and strong execution by our highly talented team has delivered strong multi-year financial performance for our business and our shareholders consistent with the financial goals outlined at our investor day.”
“We believe the ongoing pressures facing our clients and primary end markets will continue to create significant near-term and long-term growth opportunities for Huron. We continue to help our clients solve their most complex challenges through our deep client relationships, industry and advanced technology expertise, including artificial intelligence (AI), and proven track record of delivering tangible results. We believe the continued strong demand for our services in the market position us well for continued achievement of the financial goals outlined at our 2025 investor day,” added Hussey.
FOURTH QUARTER 2025 RESULTS
Revenues before reimbursable expenses increased $43.9 million, or 11.3%, to $432.3 million for the fourth quarter of 2025, compared to $388.4 million for the fourth quarter of 2024. This growth reflects strength in demand for the company's Consulting and Managed Services capabilities within the Healthcare and Commercial segments, as well as continued strength in demand for the company's Digital capability within the Commercial segment. The increase includes $27.3 million of incremental revenues before reimbursable expenses from the company's acquisitions completed within the last twelve months. These increases were partially offset by decreases in demand for the company's Digital capability within the Healthcare segment. Excluding the $27.3 million of incremental revenues before reimbursable expenses from the company's acquisitions and $3.4 million of revenues before reimbursable expenses in the fourth quarter of 2024 generated by the Studer Education business, which the company divested at the end of 2024, revenues before reimbursable expenses grew 5.2% organically.
Net income was $30.7 million, or 6.9% of total revenues, for the fourth quarter of 2025, compared to $34.0 million, or 8.5% of total revenues, for the same quarter last year. Results for Q4 2025 include $2.2 million of contingent consideration remeasurement charges, net of tax. Results for Q4 2024 include a $2.4 million gain, net of tax, recognized upon the company's divestiture of the Studer Education business in the period. Diluted earnings per share was $1.72 for the fourth quarter of 2025, compared to $1.84 for the fourth quarter of 2024. The company's contingent consideration remeasurement charges had an unfavorable $0.13 impact on diluted earnings per share for Q4 2025. The gain recognized upon the company's divestiture of the Studer Education business had a favorable $0.13 impact on diluted earnings per share for Q4 2024.
Fourth quarter 2025 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(7) increased $1.7 million, or 2.8%, to $60.6 million compared to $58.9 million in the same prior year period.

In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands).

	Three Months Ended December 31,
	2025	2024
Amortization of intangible assets	$3,474	$1,600
Restructuring charges	$3,717	$2,383
Other losses, net	$3,143	$326
Transaction-related expenses	$1,281	$545
Unrealized gain on long-term investments(9)	$(743)	$—
Gain on sale of business	$—	$(3,597)
Tax effect of adjustments	$(2,827)	$(57)
Foreign currency transaction losses (gains), net	$30	$(1,790)
Adjusted EBITDA(7) increased $11.2 million, or 19.7%, to $68.0 million, or 15.7% of revenues before reimbursable expenses(7), in the fourth quarter of 2025, compared to $56.8 million, or 14.6% of revenues before reimbursable expenses(7), in the same quarter last year. Adjusted net income(7) increased $3.5 million, or 10.0%, to $38.7 million, or $2.17 per diluted share, for the fourth quarter of 2025, compared to $35.2 million, or $1.90 per diluted share, for the same quarter in 2024.
The number of revenue-generating professionals(1), excluding Managed Services professionals, increased 13.1% to 5,307 as of December 31, 2025 from 4,694 as of December 31, 2024, as a result of the acquisitions completed since the fourth quarter of 2024 and hiring to support the overall increase in demand for the company's services. The utilization rate(6) of the company's Consulting capability increased to 77.7% during the fourth quarter of 2025, compared to 77.2% during the same period last year. The utilization rate(6) for the company's Digital capability increased to 79.7% during the fourth quarter of 2025, compared to 77.7% during the same period last year. The number of Managed Services professionals increased 46.3% to 2,239 as of December 31, 2025 from 1,530 as of December 31, 2024.

FULL YEAR 2025 RESULTS
Revenues before reimbursable expenses increased $176.8 million, or 11.9%, to $1.66 billion for 2025, compared to $1.49 billion for 2024. This growth reflects strength in demand for the company's Consulting and Managed Services capabilities within all three segments, as well as continued strength in demand for the company's Digital capabilities within the Commercial and Education segments. The increase includes $86.0 million of incremental revenues before reimbursable expenses from the company's acquisitions completed since December 31, 2023. These increases were partially offset by decreases in demand for the company's Digital capability within the Healthcare segment. Excluding the $86.0 million of incremental revenues before reimbursable expenses from the company's acquisitions and $13.7 million of revenues before reimbursable expenses in 2024 generated by the Studer Education business, which the company divested at the end of 2024, revenues before reimbursable expenses grew 7.1% organically.
Net income was $105.0 million, or 6.2% of total revenues, for 2025, compared to $116.6 million, or 7.7% of total revenues, in 2024. Results for 2025 include $7.7 million of non-cash impairment charges, net of tax, related to the company's convertible debt investment in a third-party. Results for 2024 include an $11.1 million litigation settlement gain, net of tax, related to a completed legal matter in which Huron was the plaintiff. Diluted earnings per share was $5.84 for 2025, compared to $6.27 in 2024. The non-cash impairment charges related to the company's convertible debt investment in a third-party had an unfavorable $0.43 impact on diluted earnings per share for 2025. The litigation settlement gain recognized in the second quarter of 2024 had a favorable impact of $0.60 on diluted earnings per share for 2024.
EBITDA(7) for 2025 was $201.8 million, compared to $205.0 million in 2024. Results for 2025 include $10.4 million of pre-tax non-cash impairment charges related to the company's convertible debt investment in a third-party. Results for 2024 include a $15.0 million pre-tax litigation settlement gain related to the completed legal matter in which Huron was the plaintiff.

In addition to using EBITDA(7) to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Twelve Months Ended December 31,
	2025	2024
Amortization of intangible assets	$11,334	$6,517
Restructuring charges	$9,136	$9,913
2024 litigation settlement gain(8)	$—	$(11,701)
Other losses, net	$3,072	$804
Transaction-related expenses	$8,521	$2,861
Unrealized losses on long-term investments, net(9)	$15,396	$—
Gain on sale of business	$—	$(3,597)
Tax effect of adjustments	$(11,654)	$(977)
Foreign currency transaction gains, net	$(363)	$(2,138)
Adjusted EBITDA(7) increased $36.3 million, or 18.1%, to $237.5 million, or 14.3% of revenues before reimbursable expenses(7), for 2025, compared to $201.2 million, or 13.5% of revenues before reimbursable expenses(7), for 2024. Adjusted net income(7) increased $20.4 million, or 16.9%, to $140.8 million, or $7.83 per diluted share, for 2025, compared to $120.4 million, or $6.47 per diluted share, for 2024.
The number of revenue-generating professionals(1), excluding Managed Services professionals, increased 13.1% to 5,307 as of December 31, 2025 from 4,694 as of December 31, 2024, as a result of the acquisitions completed since the fourth quarter of 2024 and hiring to support the overall increase in demand for the company's services. The utilization rate(6) of the company's Consulting capability increased to 75.7% for 2025, compared to 73.6% during the same prior year period. The utilization rate(6) for the company's Digital capability increased to 78.2% for 2025, compared to 76.0% during the same period last year. The number of Managed Services professionals increased 46.3% to 2,239 as of December 31, 2025 from 1,530 as of December 31, 2024.
Additionally, Huron returned $166.2 million to shareholders in 2025 through repurchases of 1,166,077 shares of the company's common stock, representing 6.6% of the company's common stock outstanding as of December 31, 2024.
OPERATING INDUSTRIES
The company’s year-to-date 2025 revenues before reimbursable expenses by operating segment as a percentage of total company revenues before reimbursable expenses are as follows: Healthcare (50%); Education (30%); and Commercial (20%). Financial results by operating industry are included in the attached schedules and in Huron's forthcoming Annual Report on Form 10-K filing for the year ended December 31, 2025.
OUTLOOK FOR 2026
Based on currently available information, the company provided guidance for full year 2026 revenues before reimbursable expenses in a range of $1.78 billion to $1.86 billion. The company also anticipates adjusted EBITDA as a percentage of revenues before reimbursable expenses(7) in a range of 14.5% to 15.0%, and adjusted diluted earnings per share(7) guidance in a range of $8.35 to $9.15. Additionally, Huron posted supplemental materials to the investor relations section of its website which provide additional detail and context around the company's full year 2026 guidance, inclusive of the impact of advancing technology, such as artificial intelligence (AI).
FOURTH QUARTER 2025 WEBCAST
The company will host a webcast to discuss its financial results today, February 24, 2026, at 5:00 p.m. Eastern Time, 4:00 p.m. Central Time. The conference call is being webcast by Notified and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

USE OF NON-GAAP FINANCIAL MEASURES(7)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues before reimbursable expenses, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA as a percentage of revenues before reimbursable expenses and adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global professional services firm that partners with clients to put possible into practice by creating sound strategies, optimizing operations, accelerating digital transformation, and empowering businesses to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.
Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “goals,” “guidance,” or “outlook,” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates, and the necessary number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn or volatility in market conditions, including as a result of current global trade tensions and/or tariffs. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2025 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.
Please note that information contained in any referenced website is not incorporated by reference in this press release or considered to be part of this document. Such website references are intended to be inactive textual references only.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenues:
Revenues before reimbursable expenses	$432,280	$388,421	$1,662,836	$1,486,085
Reimbursable expenses	9,683	10,893	36,307	35,720
Total revenues	441,963	399,314	1,699,143	1,521,805
Operating expenses:
Direct costs (exclusive of depreciation and amortization included below)	286,555	260,320	1,122,429	1,010,077
Reimbursable expenses	9,683	10,569	36,301	35,715
Selling, general and administrative expenses	79,868	72,170	318,015	286,655
Other losses (gains), net	3,143	326	3,072	(14,196)
Restructuring charges	3,717	2,383	9,136	9,913
Depreciation and amortization	8,813	6,496	31,620	24,822
Total operating expenses	391,779	352,264	1,520,573	1,352,986
Operating income	50,184	47,050	178,570	168,819
Other income (expense), net:
Interest expense, net of interest income	(8,260)	(5,453)	(34,197)	(25,347)
Other income (expense), net	1,350	5,183	(9,293)	10,544
Total other expense, net	(6,910)	(270)	(43,490)	(14,803)
Income before taxes	43,274	46,780	135,080	154,016
Income tax expense	12,620	12,791	30,040	37,390
Net income	$30,654	$33,989	$105,040	$116,626
Earnings per share:
Net income per basic share	$1.77	$1.92	$6.02	$6.52
Net income per diluted share	$1.72	$1.84	$5.84	$6.27
Weighted average shares used in calculating earnings per share:
Basic	17,307	17,743	17,445	17,894
Diluted	17,857	18,522	17,991	18,613
Comprehensive income (loss):
Net income	$30,654	$33,989	$105,040	$116,626
Foreign currency translation adjustments, net of tax	448	(3,288)	1,690	(3,391)
Unrealized gain (loss) on investment, net of tax	725	4,031	(15,041)	(4,177)
Unrealized gain (loss) on cash flow hedging instruments, net of tax	157	1,397	(4,700)	(3,373)
Other comprehensive income (loss)	1,330	2,140	(18,051)	(10,941)
Comprehensive income	$31,984	$36,129	$86,989	$105,685

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$24,508	$21,911
Receivables from clients, net	186,506	197,771
Unbilled services, net	195,464	160,017
Income tax receivable	8,430	1,355
Prepaid expenses and other current assets	33,676	28,063
Total current assets	448,584	409,117
Property and equipment, net	23,472	21,678
Deferred income taxes, net	3,563	2,546
Long-term investments	36,433	69,712
Operating lease right-of-use assets	20,027	19,176
Other non-current assets	134,781	116,569
Intangible assets, net	72,927	26,076
Goodwill	786,896	678,743
Total assets	$1,526,683	$1,343,617
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,354	$11,539
Accrued expenses and other current liabilities	38,117	26,768
Accrued payroll and related benefits	266,950	247,579
Current maturities of long-term debt	20,000	13,750
Current maturities of operating lease liabilities	14,304	12,315
Deferred revenues	31,708	26,869
Total current liabilities	383,433	338,820
Non-current liabilities:
Deferred compensation and other liabilities	63,316	42,481
Long-term debt, net of current portion	489,665	342,857
Operating lease liabilities, net of current portion	24,371	29,686
Deferred income taxes, net	37,269	28,446
Total non-current liabilities	614,621	443,470
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 20,465,234 and 20,780,928 shares issued, respectively	205	208
Treasury stock, at cost, 3,269,301 and 3,065,633 shares, respectively	(189,989)	(160,093)
Additional paid-in capital	87,885	177,673
Retained earnings	636,693	531,653
Accumulated other comprehensive income (loss)	(6,165)	11,886
Total stockholders’ equity	528,629	561,327
Total liabilities and stockholders’ equity	$1,526,683	$1,343,617

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$105,040	$116,626
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	32,429	25,300
Non-cash lease expense	6,767	6,065
Lease-related impairment charges	738	3,513
Share-based compensation	46,512	45,074
Amortization of debt discount and issuance costs	1,147	1,078
Allowances for doubtful accounts	942	3,073
Deferred income taxes	10,880	2,613
(Gains) losses on sale of property and equipment	132	(101)
Gain on sale of business, excluding transaction costs	—	(4,309)
Change in fair value of contingent consideration liabilities	2,952	(533)
Change in fair value of equity investment	5,014	—
Credit-related impairment charge on convertible debt investment	10,382	—
Changes in operating assets and liabilities, net of acquisitions:
(Increase) decrease in receivables from clients, net	16,904	(30,496)
(Increase) decrease in unbilled services, net	(31,827)	31,123
(Increase) decrease in current income tax receivable / payable, net	(7,797)	5,412
(Increase) decrease in other assets	(12,579)	(8,153)
Increase (decrease) in accounts payable and other liabilities	(6,253)	(12,228)
Increase (decrease) in accrued payroll and related benefits	9,330	16,370
Increase (decrease) in deferred revenues	2,681	892
Net cash provided by operating activities	193,394	201,319
Cash flows from investing activities:
Purchases of property and equipment	(10,437)	(8,651)
Investments in life insurance policies	(3,241)	(2,594)
Purchases of businesses, net of cash acquired	(111,630)	(49,503)
Capitalization of internally developed software costs	(20,647)	(23,932)
Proceeds from note receivable	154	154
Proceeds from sale of property and equipment	50	102
Proceeds from divestiture of business	—	4,675
Net cash used in investing activities	(145,751)	(79,749)
Cash flows from financing activities:
Proceeds from exercises of stock options	5,087	1,832
Shares redeemed for employee tax withholdings	(33,568)	(22,085)
Share repurchases	(166,725)	(123,006)
Proceeds from bank borrowings	1,108,000	743,500
Repayments of bank borrowings	(954,688)	(709,813)
Payments for debt issuance costs	(3,100)	(1,446)
Deferred payments for business acquisitions	(36)	(617)
Net cash used in financing activities	(45,030)	(111,635)
Effect of exchange rate changes on cash	(16)	(173)
Net increase in cash and cash equivalents	2,597	9,762
Cash and cash equivalents at beginning of the period	21,911	12,149
Cash and cash equivalents at end of the period	$24,508	$21,911

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended December 31,		Percent Increase (Decrease)	Twelve Months Ended December 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2025	2024		2025	2024
Healthcare:
Revenues before reimbursable expenses	$221,684	$202,287	9.6%	$837,537	$756,263	10.7%
Operating income	$71,858	$61,337	17.2%	$255,582	$208,928	22.3%
Segment operating margin	32.4%	30.3%		30.5%	27.6%
Education:
Revenues before reimbursable expenses	$118,701	$118,837	(0.1)%	$500,174	$474,221	5.5%
Operating income	$24,564	$26,615	(7.7)%	$113,186	$108,521	4.3%
Segment operating margin	20.7%	22.4%		22.6%	22.9%
Commercial:
Revenues before reimbursable expenses	$91,895	$67,297	36.6%	$325,125	$255,601	27.2%
Operating income	$18,395	$12,000	53.3%	$55,857	$51,198	9.1%
Segment operating margin	20.0%	17.8%		17.2%	20.0%
Total Huron:
Revenues before reimbursable expenses	$432,280	$388,421	11.3%	$1,662,836	$1,486,085	11.9%
Reimbursable expenses	9,683	10,893	(11.1)%	36,307	35,720	1.6%
Total revenues	$441,963	$399,314	10.7%	$1,699,143	$1,521,805	11.7%

Items not allocated at the segment level:
Unallocated corporate expenses	54,363	47,794	13.7%	217,564	191,180	13.8%
Other losses (gains), net	3,039	56	N/M	2,968	(14,466)	N/M
Restructuring charges	1,756	1,389	26.4%	6,035	7,590	(20.5)%
Depreciation and amortization	5,475	3,663	49.5%	19,488	15,524	25.5%
Operating income	50,184	47,050	6.7%	178,570	168,819	5.8%
Other expense, net	(6,910)	(270)	N/M	(43,490)	(14,803)	N/M
Income before taxes	$43,274	$46,780	(7.5)%	$135,080	$154,016	(12.3)%
Other Operating Data:
Number of revenue-generating professionals by segment (at period end)(1):
Healthcare	1,493	1,218	22.6%	1,493	1,218	22.6%
Education	1,145	1,141	0.4%	1,145	1,141	0.4%
Commercial(2)(3)	2,669	2,335	14.3%	2,669	2,335	14.3%
Total (excluding Managed Services)	5,307	4,694	13.1%	5,307	4,694	13.1%
Managed Services(4)	2,239	1,530	46.3%	2,239	1,530	46.3%
Total	7,546	6,224	21.2%	7,546	6,224	21.2%
Revenues before reimbursable expenses by capability:
Consulting and Managed Services(5)	$267,521	$229,444	16.6%	$976,883	$863,859	13.1%
Digital	164,759	158,977	3.6%	685,953	622,226	10.2%
Total	$432,280	$388,421	11.3%	$1,662,836	$1,486,085	11.9%
Number of revenue-generating professionals by capability (at period end)(1):
Consulting	2,215	1,729	28.1%	2,215	1,729	28.1%
Managed Services(4)	2,239	1,530	46.3%	2,239	1,530	46.3%
Digital	3,092	2,965	4.3%	3,092	2,965	4.3%
Total	7,546	6,224	21.2%	7,546	6,224	21.2%
Utilization rate by capability(6):

Consulting	77.7%	77.2%	75.7%	73.6%
Digital	79.7%	77.7%	78.2%	76.0%
(1) Consists of our full-time consultants who generate revenues based on the number of hours worked; full-time equivalents, which consists of coaches and their support staff within the culture and organizational excellence solution, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients; and our Managed Services professionals who provide revenue cycle management and research administration managed services and outsourcing at our healthcare, education and research-focused clients.
(2)    The majority of our revenue-generating professionals within our Commercial segment can provide services across all of our industries, including healthcare and education, and the related costs of these professionals are allocated to each of the segments.
(3)    The increase in the number of revenue-generating professionals within our Commercial segment includes the company's acquisition of Treliant in the third quarter of 2025. This acquisition added approximately 180 revenue-generating professionals, of which approximately 65 are consultants who work variable schedules as needed by clients.
(4)    We have separately presented the total number of revenue-generating professionals within our Managed Services capabilities of our Healthcare and Education segments. Our Healthcare Managed Services professionals provide revenue cycle billing, collections, insurance verification and change integrity services to clients. Our Education Managed Services professionals provide research administration managed services and outsourcing at our education and research-focused clients.
The number of Managed Services professionals within our Healthcare segment was 2,117 and 1,420 as of December 31, 2025 and 2024, respectively.
The number of Managed Services professionals within our Education segment was 122 and 110 as of December 31, 2025 and 2024, respectively.
(5)    Managed Services capability revenues before reimbursable expenses within our Healthcare segment was $25.8 million and $24.0 million for the three months ended December 31, 2025 and 2024, respectively; and $90.1 million and $77.5 million for the years ended December 31, 2025 and 2024, respectively.
Managed Services capability revenues before reimbursable expenses within our Education segment was $6.9 million and $7.4 million for the three months ended December 31, 2025 and 2024, respectively; and $29.3 million and $28.2 million for the years ended December 31, 2025 and 2024, respectively.
(6)    Utilization rate is calculated by dividing the number of hours our billable consultants worked on client assignments during a period by the total available working hours for these billable consultants during the same period. Available working hours are determined by the standard hours worked by each billable consultant, adjusted for part-time hours, and U.S. standard work weeks. Available working hours exclude local country holidays and vacation days. Utilization rates are presented for our revenue-generating professionals who primarily bill on an hourly basis. We have not presented utilization rates for our Managed Services professionals as most of the revenues generated by these employees are not billed on an hourly basis.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION(7)
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenues before reimbursable expenses	$432,280	$388,421	$1,662,836	$1,486,085
Reimbursable expenses	9,683	10,893	36,307	35,720
Total revenues	$441,963	$399,314	$1,699,143	$1,521,805
Net income	$30,654	$33,989	$105,040	$116,626
Net income as a percentage of total revenues	6.9%	8.5%	6.2%	7.7%
Add back:
Income tax expense	12,620	12,791	30,040	37,390
Interest expense, net of interest income	8,260	5,453	34,197	25,347
Depreciation and amortization	9,050	6,696	32,478	25,663
Earnings before interest, taxes, depreciation and amortization (EBITDA)(7)	60,584	58,929	201,755	205,026
Add back:
Restructuring charges	3,717	2,383	9,136	9,913
2024 litigation settlement gain(8)	—	—	—	(11,701)
Other losses, net	3,143	326	3,072	804
Transaction-related expenses	1,281	545	8,521	2,861
Unrealized (gains) losses on long-term investments, net(9)	(743)	—	15,396	—
Gain on sale of business	—	(3,597)	—	(3,597)
Foreign currency transaction losses (gains), net	30	(1,790)	(363)	(2,138)
Adjusted EBITDA(7)	$68,012	$56,796	$237,517	$201,168
Adjusted EBITDA as a percentage of revenues before reimbursable expenses(7)	15.7%	14.6%	14.3%	13.5%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME(7)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income	$30,654	$33,989	$105,040	$116,626
Weighted average shares - diluted	17,857	18,522	17,991	18,613
Diluted earnings per share	$1.72	$1.84	$5.84	$6.27
Add back:
Amortization of intangible assets	3,474	1,600	11,334	6,517
Restructuring charges	3,717	2,383	9,136	9,913
2024 litigation settlement gain(8)	—	—	—	(11,701)
Other losses, net	3,143	326	3,072	804
Transaction-related expenses	1,281	545	8,521	2,861
Unrealized (gains) losses on long-term investments, net(9)	(743)	—	15,396	—
Gain on sale of business	—	(3,597)	—	(3,597)
Tax effect of adjustments	(2,827)	(57)	(11,654)	(977)
Total adjustments, net of tax	8,045	1,200	35,805	3,820
Adjusted net income(7)	$38,699	$35,189	$140,845	$120,446
Adjusted weighted average shares - diluted	17,857	18,522	17,991	18,613
Adjusted diluted earnings per share(7)	$2.17	$1.90	$7.83	$6.47

(7)    In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues before reimbursable expenses, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
(8)    The non-GAAP financial measures for the year ended December 31, 2024 include an adjustment for the 2024 litigation settlement gain. In the second quarter of 2024, the company settled a litigation matter in which Huron was the plaintiff for $15.0 million, on a pre-tax basis. This $15.0 million settlement gain was recorded as a component of other gains, net on the consolidated statement of operations. The company has excluded from the non-GAAP measures $11.7 million, which is the value of the settlement gain that exceeds the third-party legal costs incurred during 2024 specific to this litigation matter, as this net gain is not indicative of the ongoing performance of Huron's business. Of the $3.3 million third-party legal costs incurred for this matter in 2024, $2.7 million was incurred in the first quarter and $0.6 million was incurred in the second quarter. Third-party legal expenses are recorded as a component of selling, general and administrative expenses on the statement of operations.
(9)    The non-GAAP financial measures for the three and twelve months ended December 31, 2025 include a gain of $0.7 million and a loss of $15.4 million, respectively, related to unrealized gains and losses on the company's investments in third parties, which are not indicative of the ongoing performance of Huron's business. These unrealized gains and losses were recorded as a component of other income (expense), net on the consolidated statement of operations.